Exhibit 10.60

CONFIDENTIAL TREATMENT REQUESTED

COMPREHENSIVE iVOW CENTER PROGRAM

BARIATRIC ADMINISTRATIVE SERVICES AGREEMENT

This Bariatric Administrative Services Agreement (“hereafter Agreement”) is entered into as of April 20, 2005 by and between iVOW,  INC. (“iVOW”), a Delaware corporation qualified to do business in California, with its principal offices at 2101 Faraday, Carlsbad, California 92008, LENOX HILL HOSPITAL, an acute care hospital located at 100 East 77th Street, New York, New York 10021 (“LHH”) and MANHATTAN MINIMALLY INVASIVE & BARIATRIC SURGERY, P.C., a professional corporation  located at 100 East 77th Street, New York, NY 10021 (“MIBSPC”) to engage iVOW to provide operational assistance in the ongoing administration and development of an iVOW branded bariatric surgical and medical center and Program (“hereafter Program”).

WHEREAS, iVOW is a consulting firm with an array of products developed to help LHH, MIBSPC and other entities address the disease of chronic and morbid obesity.

WHEREAS, LHH and MIBSPC desire to expand the available outpatient and inpatient bariatric services (“Bariatric Services”) to their patients and to engage iVOW to provide ongoing collaborative administrative services to MIBSPC and LHH’s bariatric surgical and medical patients.

WHEREAS, LHH and MIBSPC desire to retain iVOW’s expertise to help stage the evolution of their bariatric program and its benefits to correspond with vehicles for programmatic growth and revenue enhancement via adoption of a more comprehensive program model, e.g. medical weight loss, psychological readiness, and exercise physiology.

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations of the parties set forth herein, iVOW, LHH and MIBSPC hereby agree as follows:

AGREEMENT

SECTION 1:  DEFINITIONS

Whenever used in this Agreement with initial letters capitalized, the following terms will have the specified meanings:

“Affiliate” means, with respect to a party, any person that, directly or indirectly, Controls or is Controlled, or is under common Control with such party.

“Blueprint” means the analysis by iVOW of the financial feasibility, market potential and program readiness for continuing its Program.

 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the administration and policies of a person, whether by contract or otherwise.

“Clients” means LHH and MIBSPC.

“Contractor” means iVOW.

“Clinicians” means any and all of the medical, surgical, clinical and ancillary clinical personnel involved in direct patient care provided to patients receiving care under the auspices of the Clients’ Program.

***Certain confidential portions of this Exhibit were omitted and replaced with “***” (the “Mark”).  This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the Mark pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 under the 1934 Act.

“Credentialing” means the policies and procedures used by LHH to gather, evaluate and re-evaluate on an ongoing basis information pertaining to the education, training, licensure, experience, reputation, ethical standards, utilization, quality administration and the history of the Clinicians participating in its Program. This includes but is not limited to information on Clinician’s office practice, referrals, resource administration, practice patterns, complication rates and other indices of quality in both the acute setting and otherwise, staff privileges, professional liability insurance and claim status, patient and payor complaints, health and other matters concerning Clinician’s clinical performance and professional competence.

“Party(ies)” means any person(s) or entity(ies) covered by this Agreement.

“Third party” means any person that is not a party hereto or an Affiliate of a Party hereto.

“Quality Administration Program” means a program that is established by LHH and/or MIBSPC and administered by LHH and/or MIBSPC designed to review and manage the utilization and quality of medical services and to assure that the services are provided at the most appropriate level and quality of care consistent with medical and surgical practices and standards prevailing in the community at the time of treatment.

“iVOW Center Program” or “Program” means a fully developed and implemented operating plan for the ongoing implementation and administration of the current MIBSPC program in conjunction with LHH and subsequently developed conjoint medical programs named as either the iVOW Center at Lenox Hill Hospital or the Lenox Hill iVOW Center and Programs or some other derivative acceptable to all the Parties (referred to hereafter as the “Program”).   The Program shall be administered by iVOW with personnel on site at the 59th and Park Avenue location of MIBSPC and Lenox Hill Hospital.  The iVOW Center Program provides the skills and market-driven standardized practices applicable to the key areas of marketing, finance and operations jointly elaborated with MIBSPC and LHH and under the day to day administrative control of MIBSPC and LHH with collaborative consultation and support from the iVOW corporate office. The supervision and practice of any and all Clinicians of MIBSPC and LHH and how they practice medicine or their respective clinical disciplines shall be the sole and exclusive purvey of MIBSPC and LHH respectively. iVOW does not practice medicine and accepts and desires no role explicit or implicit in the clinical practice of medicine per se performed by the Clinicians.

SECTION 2:  TERMS OF THE AGREEMENT

2.1           Term.  The term of this Agreement shall be for three (3) years and shall commence on April 25, 2005 and end on April 24, 2008, unless terminated earlier pursuant to this Agreement.

SECTION 3:  OBLIGATIONS OF iVOW

3.1           Compliance with Law and MIBSPC and LHH Policies and Procedures.  iVOW shall assist MIBSPC and LHH to establish and administer the day-to-day operations of the Program. iVOW shall administer and provide operational assistance to the Program in accordance with (a) all applicable federal, state and local laws, rules and regulations, regarding the licensing and operation of LHH and MIBSPC facilities, and the Program, (b) the terms and conditions of this Agreement, (c) the rules, regulations, policies, procedures and standards of  MIBSPC, LHH and its Medical Staff, (d) LHH’s compliance program, and (e) the standards of the Joint Commission for the Accreditation of Health Care Organizations (JCAHO), provided that LHH and MIBSPC cooperate with iVOW to ensure that LHH, MIBSPC and the Program meet all requirements imposed by law, rule, regulation, ordinance, or certificate of  accreditation requirements, including but not limited to the Program pertaining to federal, state or local agencies, departments, commissions, associations or other governing or advisory bodies having authority to set standards governing the operation of  LHH, MIBSPC and the Program.

3.2           Medical Recordkeeping.  iVOW shall comply with MIBSPC and LHH’s rules, regulations, policies, procedures and standards for medical recordkeeping, including making timely and appropriate documentation of services provided to their patients in the Program and maintaining confidentiality in accordance with Section 10.4 of this Agreement.

3.3           Quality Administration and Utilization Review.  iVOW shall assist MIBSPC and LHH by supporting their activities, policies and procedures related to their ongoing Quality Administration Program and the operation of the Program, including but not limited to in-service education to LHH and MIBSPC personnel and if requested to LHH’s Medical Staff.

3.4           Reports. iVOW shall make quarterly reports to appropriate MIBSPC and/or LHH administrative and supervisory personnel.  iVOW will cooperate in its administrative communication and reporting in a manner consistent with the Clients’ requirements for compliance from accreditation bodies and government sponsorship.  iVOW will collect, analyze and provide quarterly reports pertaining to its Program administration. The form and content of the report(s) shall be agreed upon in advance in writing by all parties.

Administrative Services Personnel

3.4.1        iVOW Personnel.  iVOW shall provide administration and operational assistance for the Program in accordance with the terms and conditions of this Agreement.  iVOW will support the Program with personnel who are onsite and who are regionally and centrally-based at iVOW offices.  In addition, iVOW will provide corporate support services.

iVOW     ***     a Program Director (hereinafter referred to as “PD”) with the salary and benefits and direct overhead of the PD     ***    .. LHH, MIBSPC and iVOW will agree upon this salary, benefits and direct overhead The PD shall coordinate and administer the Program on behalf of MIBSPC and LHH including marketing, financial and operational components, based on iVOW expertise and LHH and MIBSPC direction.  The PD will be the administrative director of both the MIBSPC and the LHH components of the Program.

iVOW is solely responsible for employing such PD, and in no event is the PD to be considered an employee of MIBSPC or LHH.

iVOW retains full authority to discipline and to terminate iVOW personnel, provided that, at MIBSPC’s or LHH’s reasonable request, iVOW will review the performance of any iVOW employee and will remove and replace at iVOW’s own expense such individual from the Program should such individual fail to meet the obligations of the Program.

iVOW shall not be required to employ as personnel, individuals who are now or have previously been employed by MIBSPC or LHH.  iVOW shall not be bound by any agreement entered into by LHH with respect to its own employees.

The PD will be responsible for advising MIBSPC and LHH regarding Program employees and contractors, scheduling Program services, monitoring the day-to-day operations of the Program, maintaining Program compliance with all LHH and Medical Staff rules and regulations, and all other required laws, rules and regulations.  iVOW will supply timely and accurate reporting to designated and appropriate MIBSPC and LHH administrative personnel on the

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progress of the Program and any potential or actual problems with its operations.  The PD shall track Program performance, design applicable reports and collaborate with MIBSPC and LHH’s staff to produce a compilation of data elements useful to all Parties.

iVOW will establish the    ***    with the Program and subsequent care, and supply operational direction using effective templates that complement and facilitate the required processes. iVOW will provide Program training, training manuals and materials to MIBSPC and LHH staff to integrate the    ***    into a bona fide conjoint Program.

3.4.2        Professional Expertise.  During the term of the Agreement, the Program Director must at all times be qualified by training or experience to fulfill the responsibilities set forth herein.

3.4.3        Consultation.  If requested, iVOW shall assist LHH and its Medical Staff in developing appropriate criteria for credentialing physicians to perform Bariatric Services at the iVOW Center.  iVOW shall be available initially and from time to time thereafter to advise LHH on the billing requirements of insurers and other third party payors with respect to Bariatric Services, including coding standards and clinical documentation requirements.  iVOW shall cooperate with and assist LHH and MIBSPC as may be reasonably required to file appeals on claims or resolve other billing disputes with respect to Bariatric Services provided in the Program.  In addition, iVOW may provide, as needed intensive on-site or remote “a la carte” iVOW consulting services, e.g. process redesign and new product elaboration from the iVOW corporate office staff.  MIBSPC and/or LHH will reimburse iVOW for all attendant travel expenses incurred in providing any such approved or requested regional or corporate support on site.

                3.5           Administrative Assistance.  iVOW will assist LHH in administering the Bariatric Service(s) via an iVOW Center Program.

                3.6           Personnel.  iVOW will assure that its personnel are timely available and diligently pursue its commitments in performing its duties in the start up and ongoing operation of the Program as well as in providing training and inservice education.

SECTION 4:  OBLIGATIONS OF LHH AND MIBSPC

4.1           Compliance with Law and LHH and MIBSPC Policies and Procedures.  LHH warrants and represents that it is now, and will be at all times during the term of this Agreement, remain fully licensed, certified and accredited as an acute care hospital, as required by the laws of the State of New York, by JCAHO or equivalent accreditation organization, and by Medicare and Medicaid, or any successor  thereto.  LHH and MIBSPC will notify iVOW in writing of the revocation, cancellation, non-renewal, limitation, or suspension of any or all of either’s license(s), certification(s), accreditation(s) or LHH’s JCAHO accreditation status as well as either’s status as a Medicare or Medicaid Provider.

4.2           Medical Recordkeeping.  LHH and MIBSPC will provide iVOW access to the medical records of Program patients for the purposes of evaluating, monitoring the performance and effectiveness of the Program subject to any legal restriction or other restrictions necessary to maintain their confidentiality.  MIBSPC and LHH will take appropriate steps to obtain consents from Program patients to release pertinent information to iVOW in compliance with any applicable laws and regulations.  iVOW, MIBSPC and LHH will not disclose the contents of any Program patients’ medical records to any

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third party without the patient’s prior written consent unless required to do so pursuant to law, regulation or legally permissible contractual requirement and in accordance with Section 10.4 of this Agreement.

4.3           Quality Administration and Utilization Review. LHH’s Quality Administration Program shall ensure LHH’s continuing compliance with applicable requirements of JCAHO and any other state and federal regulations and/or mandates with respect to the Program.  If and as requested by LHH, iVOW shall participate in utilization review and peer review programs established by LHH and/or MIBSPC.

 4.4 LHH and MIBSPC Personnel.  With the exception of the aforementioned iVOW employee (the PD), MIBSPC and/or LHH shall, at their appropriately respective expense, provide all clinical, ancillary and other staff necessary for the Program, including but not limited to a full time, dedicated receptionist(s), customer service representative(s) and licensed personnel.  Ancillary personnel such as a registered dietician, social service/behavioral services personnel and physical/ physiotherapist(s) are strongly recommended as described in Exhibit A.  iVOW shall assist LHH and MIBSPC in determining the staffing level needed to support the Program.  LHH and MIBSPC shall ensure that all such licensed personnel (i) are qualified to perform Bariatric Services, (ii) are duly licensed, certified or registered under applicable state, federal and local laws to perform the services for which they are employed, (iii) perform only those services that are within the scope of their licenses, (iv) perform such services in compliance with all applicable laws, rules and regulations, and (v) perform such services under the supervision of a physician when so required by applicable law.  LHH and MIBSPC shall be responsible for maintaining the licensing and credentialing required of their respective employees assigned to the Program.

 LHH and MIBSPC personnel hired specifically to work at the Program or assigned to work with and/or at the Program will be subject to the prior consent of iVOW, such consent shall not be unreasonably withheld.  iVOW may request the removal of any non-physician employee from Program services, but LHH and/or MIBSPC shall make decisions about the employees’ status and possible placement in other areas within their respective domains.  LHH and MIBSPC will be solely responsible for employing the clinical, ancillary and other essential staff, and in no event shall  LHH’s or MIBSPC’s employees be considered employee(s) of iVOW. LHH and MIBSPC personnel hired specifically to work at the Program or assigned to work with and/or at the Program will undergo the same background evaluation and check as all of their other employees.

                    4.4.1          Medical Director.   MIBSPC, LHH and iVOW concur with the selection of *** as the inaugural Medical Director of the Program.  The Medical Director of the Program will be responsible for working with LHH administration, the LHH’s Medical Staff, MIBSPC and iVOW.  The Medical Director shall be accountable to LHH and MIBSPC and shall consult with the President of iVOW as to matters provided by iVOW.  The Medical Director must be available on a regular, part-time basis to assure the clinical appropriateness of care provided to all Program participants, to participate in any LHH and/or MIBSPC designated or payor/regulator required peer review and quality assurance activities of the Program, e.g. required to satisfy its accrediting/regulatory agencies and payors, discuss case specific issues with attending physicians and provide support for MIBSPC’s, LHH’s and its Medical Staff’s ongoing Quality Assurance Program as it directly relates to services rendered to iVOW Center Program or  MIBSPC or LHH patients.

4.4.2          Bariatric Steering Committee.  LHH and MIBSPC shall form a Bariatric Steering committee which shall include, but not be limited to, LHH’s vice president of medical affairs, the Program Medical Director and the PD.  The Program Medical Director shall chair the committee.  Its composition shall be determined by iVOW, MIBSPC and LHH, and shall represent key departments

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which will support the Program’s progress.  Departments may include but are not limited to marketing, admissions, operating room, utilization administration, quality assurance, discharge planning, medical surgical unit, dietary, physical therapy, printing and production, facilities, and medical records.  Every appropriate and reasonable effort will be made to develop a clinical subcommittee of this committee in such a manner as is appropriate for bestowing upon this subcommittee peer review protection.

4.5         Retention of Professional and Administrative Control.   MIBSPC and LHH will retain professional and administrative responsibility for the services rendered as outlined in this Agreement.   LHH and MIBSPC retain ultimate control over all activities performed at the iVOW Center and under the auspices of the iVOW Program on behalf of MIBSPC and LHH in their respective domains.  Notwithstanding any other provision contained in this Agreement, LHH remains responsible for ensuring that any service provided pursuant to this Agreement at LHH complies with all pertinent provisions of federal, state and local statutes, rules and regulations.

4.6           Facility and Equipment.  MIBSPC and LHH will maintain a site for the Program that is convenient for both patients and physicians with convenient access from mass transit and/or convenient parking.  The site must ensure adequate space and shall accommodate a reception area, space for the on site iVOW employee(s) and any co-located LHH and MIBSPC employees.  The site must also include, at a minimum, a private area to provide privacy for patient intake and financial counseling.

 LHH shall provide use of such operating rooms and patient rooms for the Program and the provision of Bariatric Services as are required for the inpatient treatment and care of bariatric patients at its own cost and expense.

4.7           Equipment.  LHH shall, at its own cost and expense, provide and maintain for use in the Program, operating rooms in which Bariatric Services procedures (both open and laparoscopic) are performed, inpatient rooms, and all equipment as is reasonable and necessary for the proper operation of the Program and the provision of Bariatric Services.  Decisions regarding the acquisition, selection, replacement and upgrade of medical and non-medical equipment for the Program component at LHH shall be made by LHH after consultation with MIBSPC and iVOW.  Decisions regarding the acquisition, selection, replacement and upgrade of medical and non-medical equipment for the Program component at MIBSPC shall be made by MIBSPC after consultation with LHH and iVOW.

All additions and improvements made to such equipment during the term of this Agreement shall belong to and become the property of either LHH or MIBSPC dependent upon whichever is the purchaser.  In addition, LHH and/or MIBSPC will provide and replenish all supplies and inventory which LHH and MIBSPC determine are reasonable and necessary for the proper operation of the Program and the provision of Bariatric Services.  LHH and MIBSPC also shall be responsible for all equipment repair, maintenance, and training, the purchase and maintenance of all office related supplies, inventory and services, including telephones and all customary utilities including gas, electric, heating and air conditioning.

 MIBSPC or LHH shall, at its cost and expense, provide the customary provisions for computer configuration, which includes but is not limited to computer hardware, hardwiring, desktop software and high speed internet connection capabilities.

Subject to Section 10.4 of this Agreement, LHH and MIBSPC will permit and provide access that links to patient registration, billing and diagnostic testing to iVOW such that iVOW is able to interface with LHH and MIBSPC in order to monitor patient activity and support the revenue cycle.

4.8           Safety.  iVOW shall assist MIBSPC and LHH in providing Program-related safety presentations to MIBSPC and LHH staff.  MIBSPC and LHH will extend its existing and future security precautions and protocols, such as well lighted areas and security guards, if needed.

4.9           Environment.   LHH and MIBSPC will be responsible for infection control surveillance, adherence to OSHA standards, routine maintenance including housekeeping, reduction of pathogens and providing a clean, safe workplace and care setting consistent with other patient care areas of  LHH and MIBSPC.

4.10         Diagnostic Health Screening.  LHH will provide all personnel, including the Program Director, at its expense, with pre-employment and periodic diagnostic and health screening procedures, immunizations and any other health screening to the same extent as customarily required by LHH for its employees and staff members.

4.11         Third Party Payor Agreements.  LHH and MIBSPC will use commercially reasonable efforts to offer Bariatric Services to beneficiaries under existing and new agreements with third party payors.

4.12         Personnel.

4.12.1      LHH and MIBSPC will assure that their personnel will timely and diligently assist iVOW in the performance of its duties in the start up and ongoing operation of the Program.

4.12.2      LHH and MIBSPC will assure that their personnel will timely undergo the requisite training and inservice education necessary to facilitate the start up and ongoing operation of the Program.

4.13         MIBSPC Physicians. LHH attests that MIBSPC’s physicians are members in good standing of LHH’s Medical Staff.  LHH will facilitate any requisite credentialing and privileging required by its Medical Staff in order for any new MIBSPC’s physicians to be admitted to its Medical Staff in accordance with LHH policies.  LHH will facilitate any requisite re-credentialing and re-privileging required by its Medical Staff in order for MIBSPC’s physicians to retain their Medical Staff credentialing and privileges.

4.14         Resources. LHH will provide the resources articulated in the LHH Blueprint (a copy of which is annexed to this Agreement and incorporated herein by reference) as Exhibit B presented to LHH on or before March 29, 2005 to facilitate the launch and ongoing operation of the Program.

SECTION 5:  OBLIGATIONS OF BOTH PARTIES

5.1           Regulatory Permits and Approvals.  MIBSPC, LHH and iVOW will obtain, if applicable, permits, licenses and regulatory approvals required in the operation of the Program under this Agreement.  Each entity shall cooperate with the other to the extent required to obtain such permits, licenses and approvals and meet any other requirements for regulatory mandates.

5.2           No Violation.  To the best of each Party’s knowledge, the Parties hereby represent and warrant that neither the provisions of this Agreement nor the Parties execution hereof does now or shall hereafter constitute or result in a breach, default or violation of any contract, agreement (including any collective bargaining agreement), judgment, order or decree to which the Parties are bound.

5.3           No Discrimination.  In the operation of the Program, Parties shall not differentiate in the treatment of any patient because of race, color, national origin, ancestry, religion, sex, marital status, sexual orientation or age. During the performance of this Agreement, Parties and their subcontractors shall not unlawfully discriminate, harass or allow harassment, against any employee or applicant for employment because of sex, race, color, ancestry, religious creed, national origin,  physical disability, mental disability, medical condition (cancer), age (over 40), and marital status. Parties and their subcontractors shall ensure that the evaluation and treatment of their employees and applicants for employment are free from such discrimination and harassment.  Parties and their subcontractors will give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement. iVOW, MIBSPC and LHH will include the nondiscrimination and compliance provisions of this Agreement in all subcontracts to perform work under this Agreement.

5.4           Access to Determine Compliance. Parties shall permit access by representatives of any federal, state or local agencies, departments, commissions, associations or other governing or advisory bodies having authority governing the operation of the Program upon reasonable notice at any time during normal business hours to such of its books, records, accounts, other sources of information and its facilities as such agencies shall require to ascertain compliance of the Program within the scope of their jurisdiction, regulatory or statutory authority.

5.5           Representation and Warranty.  Each Party represents and warrants to the other that each Party is not currently excluded, debarred, or otherwise ineligible to participate in the Federal health care programs as defined in 42 U.S.C. Section 1320a-7b(f) (the “Federal health care programs”).  Each Party represents that it has not been convicted of a criminal offense related to the provisions of health care items or services.  Each Party represents that it is not under investigation or otherwise aware of any circumstances which may result in them being excluded from participation in the Federal healthcare programs.  The statements set forth in this Section 5.5 shall be an ongoing representation and warranty during the term of this Agreement and each party shall notify one another of any change in the status of the representation and warranty set forth in this section.  Any breach of this section shall give each Party the right to terminate this Agreement with cause.

5.6             Nonsolicitation.   iVOW, for the term of this Agreement and for   ***   after its termination or expiration, shall not directly or indirectly, on iVOW’s own behalf or on behalf of any other person, organization or entity, individually or collectively, in any fashion, form or manner, employ, engage, contract in any manner for the services of, induce or solicit the services of employees of MIBSPC or LHH to work for iVOW or any person, corporation, partnership, sole proprietorship, governmental agency, organization, joint venture or other entity with whom or which iVOW is associated, or otherwise interfere with any contractual relationship of  MIBSPC or LHH, unless mutually agreed upon by iVOW and MIBSPC or LHH.  Without limiting any other remedies available to MIBSPC or LHH to enforce this covenant, iVOW agrees that an injunction or other equitable relief shall be available, without the necessity of  MIBSPC or LHH posting a bond.  The provisions of this Section 6.6 shall survive the termination or expiration of this Agreement.

5.7           Nonsolicitation.  MIBSPC or LHH, for the term of this Agreement and for    ***         after its termination or expiration, shall not directly or indirectly, on  MIBSPC or LHH’s own behalf or on behalf of any other person, organization or entity, individually or collectively, in any fashion, form or manner, employ, engage, contract in any manner for the services of, induce or solicit the services of employees of iVOW to work for MIBSPC or LHH or any person, corporation, partnership, sole

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proprietorship, governmental agency, organization, joint venture or other entity with whom or which LHH or MIBSPC is associated, or otherwise interfere with any contractual relationship of iVOW, unless mutually agreed upon by iVOW and MIBSPC or LHH.  Without limiting any other remedies available to iVOW to enforce this covenant, MIBSPC or LHH agrees that an injunction or other equitable relief shall be available, without the necessity of iVOW posting a bond.  The provisions of this Section 5.7 shall survive the termination or expiration of this Agreement.

5.8           Non-Competition.  During the term of this Agreement and for           ***          after termination of the Agreement,  iVOW shall not, without the prior written consent of LHH and/or MIBSPC, directly or indirectly, including by or through any corporation or any entity that is an affiliate of iVOW (for purposes of this provision, a corporation or entity is an affiliate of iVOW if iVOW owns more than a    ***    in such corporation or entity), invest in, manage, operate, market, finance or provide administrative services to any entity within the      ***             that is performing or will perform bariatric services or services related thereto.  Should LHH and/or MIBSPC elect to terminate iVOW’s services other than for material breach then iVOW is released from this non compete provision.

5.9           Non-Competition  During the term of this Agreement and for      ***      after termination of the Agreement, LHH and MIBSPC shall not, without the prior written consent of iVOW, directly or indirectly, including by or through any corporation or any entity that is an affiliate of either or both (for purposes of this provision, a corporation or entity is an affiliate of either if either owns more than a    ***    in such corporation or entity) engage, hire, contract with or otherwise have services provided to either or both by a bariatric management or consulting company that is performing or will perform bariatric administrative, marketing, financial, operational or consulting services related thereto. Should iVOW elect to terminate this relationship with LHH and/or MIBSPC other than for material breach then LHH and/or MIBSPC is released from this non compete provision.

SECTION 6:  PROMOTION/MARKETING AND PATIENT EDUCATION

6.1           iVOW shall develop and make available to LHH and MIBSPC for Program use patient education, marketing and outreach materials tailored to MIBSPC and LHH’s mission and culture that are designed to inform and educate the general public, physicians and other health care clinicians, patients and payors about MIBSPC and LHH’s Bariatric Services and the Program.  Such marketing and outreach shall include, by way of example and not limitation, rights to use iVOW-licensed promotional partners, rights to use iVOW-prepared presentation materials, including    ***   materials.

6.2           iVOW shall be responsible for the material development costs for the initial LHH and/or MIBSPC specific customization of its templates for    ***    materials as well as their subsequent placement according to a mutually agreed upon schedule and venue at a year-one cost of $*** to be expended during the    ***   of the engagement.  iVOW shall provide LHH and MIBSPC with documentation evidencing that $*** has been spent during the    ***   .

6.3           MIBSPC and LHH will be responsible for the linking of iVOW to their websites and intranet sites (as appropriate), reproduction of Program materials and postage for mailing such Program

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materials.  MIBSPC and LHH will promote the Program and provide a link to the Program from their internet sites.  The placement of such links shall be mutually agreed upon by the Parties.

iVOW shall be responsible for the linking of MIBSPC and LHH to iVOW’s websites and intranet site (as appropriate). iVOW shall promote the Program and provide a link to the Program from its Internet site.  The placement of such links shall be mutually agreed upon by MIBSPC, LHH and iVOW.

6.4           Any subsequent or additional marketing and outreach expense and materials, including    ***    disbursed    ***   materials, shall be the responsibility of    ***    inclusive of all production and distribution cost.  No such cost shall be incurred without the prior approval of the financially responsible party.

6.5           During the term of this Agreement, iVOW hereby grants to MIBSPC and LHH a non-exclusive and non-assignable right entitling MIBSPC and LHH to use one or more of iVOW’s trade names or trade marks as designated by iVOW in connection with MIBSPC and LHH’s marketing and advertising activities under this Agreement and in the routine course of their businesses, which right(s) shall immediately terminate upon termination of this Agreement.   MIBSPC and LHH consent to the use of their names by iVOW in connection with its marketing and advertising activities undertaken on behalf of  MIBSPC and LHH and in the routine course of its business, such right(s) shall immediately terminate upon termination of this Agreement.

6.6           MIBSPC and LHH agrees to participate in the unique marketing of iVOW Center Programs’ brand names and obtain the pre-approval from iVOW for all marketing materials developed, reproduced and distributed under the iVOW Center Program brand such approval not to be unreasonably withheld.

6.7           To complement the $***    ***   has committed to outreach, marketing and advertising, MIBSPC and LHH agree to spend       ***      during the    ***    of the term of this Agreement for advertising and public relations activities of the Program and in subsequent years to ultimate assumption of all marketing and advertising costs.

6.8           In cooperation with MIBSPC and LHH, iVOW shall develop or refine and implement a Community Relations and Education Program to aggressively and effectively communicate to interested candidates about the Program.  iVOW shall provide templates for MIBSPC and LHH’s use with MIBSPC and LHH being responsible for all expenses incurred for production and distribution.  Components of an education plan shall include some or all of the activities listed in Exhibit C.

6.9           iVOW will provide Program training manuals and materials (any updates or revisions thereto), as illustrated in Exhibit D during the term of this Agreement.

6.10         If requested and    ***   shall develop and    ***   and    ***   distribution center for the Program.  Client(s) materials and collaterals for the    ***   , their reproduction and distribution of said materials inclusive of postage for mailing shall be borne at cost by    ***    as appropriate.  It is presumed that the iVOW collateral templates will be utilized to avoid any additional developmental cost for such collaterals by the client(s).  Should the client(s) prefer unique, significantly customized collaterals, such collaterals will be utilized per the client(s) directions but their prima facie production cost will be borne by    ***    as appropriate.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

The cost of the provision of *** and disbursement services are not a component of the $*** iVOW outreach, marketing and advertising *** commitment but will be *** under a separate arrangement.

SECTION 7:  COMPENSATION AND PAYMENT

                7.1 Fees and Compensation.  MIBSPC and/or LHH shall compensate iVOW for its services hereunder as follows:

                                7.1.1  A flat monthly Administrative Services Fee of $*** (the “Fee”) commences and applies during the preparatory/ramp up implementation of the Program, defined as a ninety (90) day preparation window and continues for one (1) year. This fee will be $*** a month for year two (2) and $*** a month in year three (3) of  this Agreement. By the end of the first year of this Agreement, iVOW agrees to have successfully implemented *** of the *** Models (defined in Section 7.1.6(a)) identified under the Milestones set forth in Section 7.1.6 of this Agreement. If LHH and MIBSPC have utilize their best efforts to successfully implement the Models defined in Sec 7.1.6(a) and iVOW fails to have successfully implemented at least *** of the *** Models by the end of the    ***    year, at LHH and MIBSPC’s sole discretion, LHH and MIBSPC may either (i) terminate this Agreement effective    ***    or (ii) renegotiate a new Fee for year    ***    of this Agreement taking into account the number of Models that have been successfully implemented and the remaining number of Models to be implemented.  In addition, the Fee for year *** of this Agreement is based upon    ***    of the Models having been successfully implemented.  If LHH and MIBSPC have utilized their best efforts to successfully implement the Models defined in Sec.7.1.6(a) and all of the Models have not been successfully implemented by the end of    ***    of the Agreement, the Fee in year    ***    of this Agreement shall be renegotiated taking into account the number of Models that have been successfully implemented and the remaining number of Models to be implemented.  Additionally, iVOW    ***    for the salary, bonus, benefits and direct overhead of the on site PD at cost.  Any    ***    to be paid will be mutually agreed upon by the client(s) and iVOW.  Should MIBSPC and/or LHH desire other iVOW personnel be hired for on-site support to the Bariatric Services Program their wages, salaries, bonuses etc.   ***    by MIBSPC and/or LHH consistent with their FTE equivalency.  Any    ***    to be paid will be mutually agreed upon by the client(s) and iVOW.

                                7.1.2 During the ramp up period when the iVOW interim PD is commuting to set up the program and before the local PD is hired (his/her selection being with the concurrence of the client) the PD’s travel and living expenses shall be    ***    by the    ***   . Air travel is booked at regular coach fare and accommodations in 3-4 star hotel facilities.  The expense reimbursement for the interim PD’s travel and living expense shall be    ***    to the Client(s) by iVOW at ***/week. It is understood that Client(s) will attempt to limit such expense via a    ***    provided accommodation, probably a    ***   .

                                7.1.3 Should there be hiring issues beyond the ramp up period (for example to retain the iVOW local PD suitable to all parties consequent to clients’ preference) then the Client(s) will bear the cost of the attendant travel and living expenses for the continued commuting of the iVOW interim PD in accordance with Section 7.1.2 of this Agreement.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

                                7.1.4 iVOW corporate and regional consultants time and work required to execute the Agreement is covered under the monthly management and milestone fees e.g. intensive on-site or remote iVOW a la carte consulting e.g. contracting, marketing, process redesign and new product elaboration provided by the regional or corporate iVOW personnel. Additionally, iVOW shall bill LHH and MIBSPC on a monthly basis for the reimbursement of reasonable travel related expenses actually incurred by iVOW staff and Consultants providing services to MIBSPC and LHH under the terms of this Agreement whenever such personnel are not the full time on site employees of iVOW providing services at MIBSPC and LHH but personnel who travel to New York to assist iVOW’s full time onsite personnel in fulfilling iVOW’s obligations and Client(s)’ request under the terms of this Agreement.

                                7.1.5        Nothing in this Agreement is to be construed to directly or indirectly be interpreted or construed to mean that iVOW is expected or required to provide services to LHH and MIBSPC beyond the professional competency of its personnel. Should LHH and MIBSPC request any such assistance, iVOW will facilitate its acquisition at LHH and/or MIBSPC’s expense.

                        7.1.6    The following developmental accomplishments set forth in 7.1.6(a) through (c) are considered MILESTONES

                                        (a)  The following five (5) models shall be referred to as “Models” and iVOW is expected to successfully implement these Models in accordance with the timeframes set forth in Section 7.1.1.

***

***

***

(b)  A truly integrated surgical/medical group practice model.  Four (4) months after all the desired services of 1-5 above are instituted  and with the iVOW Program Director integrating and supervising agreed upon MIBSPC office personnel,  iVOW will be paid an additional incentive fee of $***/month.  Should there be a change of interest or new direction from the Client(s) which results in any of    ***    above being foregone or cancelled as service lines then this integration incentive will be paid four (4) months after  iVOW has implemented the remaining services lines.

(c)           Successful achievement of grants or research contracts. LHH and/or MIBSPC will pay to iVOW a fee equal to $*** per grant or contract for each grant or contract received by LHH or MIBSPC for which iVOW has participated in the acquisition of such grant or award and/or provides administrative or operational assistance in the fulfillment of the awards operating and/or deliverable requirements. Such fee will be paid upon the receipt of award of such grant or contract from the funder.

                7.2           The aforementioned Fees represent the fair market value for the Services provided by iVOW through its Program Director and its corporate administrative consulting team.

(a) The amounts provided represent the    ***    for the development and implementation of the iVOW Center, the    ***    to monies exchanged for the ongoing administrative onsite and the off-site consulting services provided by iVOW to assist with the Center’s operation.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

7.3           Clients are responsible for an expense in addition to iVOW’s onsite placement personnel reimbursement expense(s), equivalent to *** days wind-down fee i.e., *** months of the then current Fee (Sec. 7.1.1) upon the termination of the iVOW Center Administrative Program Services Agreement, in accordance with the termination provisions of this Agreement.

7.4             The Fee shall be paid to iVOW by the             ***         of the month for current month of service. Payments not received by the   ***        of the month shall bear interest at a rate equal to the lesser of one and one-half percent per month compounded or the highest rate permitted under law, accruing from the due date until paid in full.

7.5             Travel expense reimbursement payments shall be due to iVOW upon presentation following receipt by Clients of iVOW’s reimbursement request accompanied by appropriate supporting documentation including paid receipts.  Payments not received within     ***     days shall bear interest at a rate equal to the lesser of      ***     percent per month compounded or the highest rate permitted under law, accruing from the due date until paid in full.

7.6             Governmental and Private Payors.  LHH and MIBSPC shall have sole right to and responsibility for their respective revenue and expenses and shall respectively bill and collect from all payors (both governmental and private) for all their respective Bariatric Services provided to patients.

7.7  Books and Records.  Each party shall make its books, records and accounts related to the provision of services under this Agreement available for inspection and examination by the other party or its authorized representative, at all times during normal business hours, upon seven days advance notice to such party for the purpose of verifying the amounts billed or charged under this Section 7.

SECTION 8:  INSURANCE AND INDEMNIFICATION

8.1  Insurance.

8.1.1        iVOW Liability Insurance.  iVOW shall maintain at all times during the term of this Agreement and for a period of three (3) years following its termination (the “Required Insurance Period”), commercial and professional liability insurance by a New York licensed carrier inclusive of D&O as well as E&O coverage or a comparable program of self insurance covering all risks and exposures arising out of the performance of services pursuant to this Agreement in the amount of ***           ***         per occurrence and        ***      in the annual aggregate.  Coverage shall be for claims made during the Required Insurance Period for services rendered during the term of this Agreement.  Upon request by LHH and/or MIBSPC, iVOW shall provide either with an insurance certificate or other applicable document evidencing coverage.

8.1.2        LHH and MIBSPC Liability Insurance.   LHH and MIBSPC shall maintain at all times during the term of this Agreement and for a period of three (3) years following its termination (the “Required Insurance Period”), commercial and professional liability insurance inclusive of D&O as well as E&O coverage or a self insured or pooled program that complies with Medicare or any successor program, covering all risks and exposures arising out of the performance of services pursuant to this Agreement in the amount                        ***      per occurrence and        ***      in the annual aggregate.  Coverage shall be for claims for services rendered during the term of this Agreement.  Upon request by iVOW,  and/or MIBSPC provide

***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

iVOW with an insurance certificate or other applicable document evidencing such coverage. Consequent to the bone fide clinical roles of their personnel, LHH and MIBSPC will also provide iVOW upon request with evidence documenting similar coverage levels of  malpractice insurance for all of their respective physicians, clinical employees or Clinicians rendering services under the auspices of or in conjunction with the Program.

8.2.  Indemnification.

8.2.1        iVOW shall indemnify, hold harmless and defend  LHH, MIBSPC, their agents and employees and affiliates from and against any claim, loss, damage, cost, expense or liability, including reasonable attorneys’ fees, arising out of or related to the performance or nonperformance of iVOW, its agents and employees of any services to be performed or provided by iVOW under this Agreement.  However, iVOW shall not be liable to LHH or MIBSPC hereunder for any claim covered by insurance, except to the extent the liability of iVOW exceeds the amount of such insurance coverage.

8.2.2        LHH and MIBSPC shall indemnify, hold harmless and defend iVOW, its agents and employees from and against any claim, loss, damage, cost, expense or liability, including reasonable attorneys’ fees, arising out of or related to the performance or nonperformance of LHH and/or MIBSPC, their agents or employees of any duty or obligation of  LHH and/or MIBSPC under this Agreement.  However, LHH and MIBSPC will not be liable to iVOW hereunder for any claim covered by insurance, except to the extent the liability of LHH and/or MIBSPC exceeds the amount of such insurance coverage.

8.3           The obligations of the parties under Section 8.2 shall survive the expiration or termination of this Agreement.

SECTION 9:  TERMINATION

9.1           Termination upon Certain Events.  This Agreement may be terminated by either party hereto upon   ***         prior written notice to the other party, upon occurrence of any of the following:

9.1.1        Such other party shall: (i) commence voluntary proceedings under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) consent to the entry of an order for relief in any voluntary proceedings under any such law; (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for itself or any substantial part of its property; (iv) make a general assignment for the benefit of its creditors; or (v) take any corporate action in furtherance of any of the foregoing; or

9.1.2        Such other party shall fail to perform in any material respect any of its obligations hereunder if such failure has continued for a period of    ***     days after written notice of such non-performance has been given to such non-performing party by the party electing to terminate this Agreement.

9.1.3        Notwithstanding anything to the contrary contained in this Agreement, if the performance of any Party of any term, covenant, condition or provision of this Agreement should (i) jeopardize the tax-exempt status of the bonds of LHH or (ii) violate any statute, ordinance, or otherwise be deemed illegal by any governmental body or agency (collectively “Jeopardy Event”), then the Parties shall use their best efforts to meet forthwith to attempt to renegotiate  this Agreement to remove or negate the effect of the Jeopardy Event;  however, LHH shall have the right to terminate this agreement if a reasonably and mutually satisfactory resolution to mitigate or remove said Jeopardy Event cannot be reached by  the Parties.

SECTION 9:  TERMINATION

9.2             Additional Rights of Termination.

                  9.2.1        This Agreement may be terminated by either party, (a) upon written notice to the other and without further obligation hereunder (except to the extent accrued to the date of termination), in the event that the other party fails to obtain or maintain the insurance required by Section 9.1 above.

                  9.2.2        This Agreement may be terminated by LHH and MIBSPC in accordance with Section 7.1.1 of this Agreement.

                  9.2.3        This Agreement may be terminated by iVOW on the same terms as afforded LHH and MIBSPC in 7.1.1(i) if LHH and MIBSPC do not utilize their best efforts to successfully implement the Models in Section 7.1.6(a)

9.3           Effect of Termination.  Termination of this Agreement shall not relieve either party of any obligation to the other party under this Agreement with respect to services rendered prior to termination.  Under no circumstances shall iVOW having performed in good faith, have any obligations to satisfy any outstanding terms of an agreement beyond the    ***    year anniversary date of the Agreement’s termination effective date.

9.4           Post Termination.  Upon termination, iVOW, MIBSPC and LHH will cooperate to develop and implement a pragmatic process for the dissolution  of the Agreement, and  LHH, MIBSPC and iVOW will return to each other Party’s Confidential Information in whatever form or format provided to the other, including but not limited to, templates, forms, community and professional education materials, scripts, manuals, computer hardware and software, or at the other company’s option, destroy all of such other party’s Confidential Information, with exception of any computer hardware or software.

9.5           Responsibility for Patients at Termination.  LHH and MIBSPC will continue to provide services to the patient who is currently receiving services from either on the effective termination date of this Agreement until such time as the services being rendered are completed, under its obligation.  LHH and MIBSPC agree to make reasonable and medically appropriate provisions for the continued care of any such affected patient(s).

SECTION 10:  CONFIDENTIALITY AND PROTECTION OF PROPRIETARY INFORMATION

10.1         iVOW Proprietary Information.  LHH and MIBSPC acknowledge and agree that iVOW has a proprietary interest in its business systems for operating a Bariatric Services program, including all trade secrets, policies, procedures, operating manuals, specifications, software, forms, signs, notices, displays, marketing techniques, outreach materials, financial information, employee information, and other information developed and/or used by iVOW in the furtherance of Program operations and in performance of iVOW’s obligations under this Agreement (collectively the “iVOW Proprietary Information”).  LHH and MIBSPC will maintain the confidentiality of all such iVOW Proprietary Information and shall not divulge such information to any third parties both during the term of this Agreement and after its  termination except as may be necessary (a) for the discharge of its obligations under this Agreement and (b) under law. LHH and MIBSPC will retain the iVOW Proprietary Information at its premises at the address designated below and shall take reasonable precautions against disclosure of any iVOW Proprietary Information to unauthorized persons by any of its officers, directors, employees or agents.   LHH and MIBSPC will not directly or indirectly, without the express prior written permission of iVOW, use the iVOW Proprietary Information for any purpose except as provided herein

***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

and, upon termination of this Agreement for any reason, LHH and MIBSPC shall cease all use of any of the Proprietary Information and shall return to iVOW any copies thereof.

  10.2       LHH and MIBSPC Proprietary Information.  iVOW acknowledges and agrees that in the course of performance under this Agreement, iVOW may have access to certain information proprietary to LHH and/or MIBSPC, including but not be limited to trade secrets, policies, procedures, operating manuals, specifications, software, business or strategic plans, budgets, salary information, contractual arrangements or negotiations, patient names, patient lists, price lists, pricing policies, financial information, and employee information (collectively, the “LHH and/or MIBSPC Proprietary Information”). iVOW shall maintain the confidentiality of all such LHH and/or MIBSPC Proprietary Information and shall not divulge such information to any third parties, except as may be necessary for the discharge of its obligations under this Agreement and under law.  iVOW shall take reasonable precautions against disclosure of any LHH and/or MIBSPC Proprietary Information to unauthorized persons by any of its officers, directors, employees or agents.  Upon termination of this Agreement for any reason, iVOW shall cease all use of any of LHH and/or MIBSPC Proprietary Information and shall return to LHH and/or MIBSPC any copies thereof.

10.3         General Confidentiality.  Other than as provided in the marketing provisions of this Agreement both parties shall acknowledge and treat the business relationship created by and under this agreement as confidential, including its terms and conditions, unless a duty to disclose is otherwise mandated or created by a court of law or by either entity’s license or official obligation set forth by federal or state statutes or otherwise required by the public domain inherit for each entity.

10.4         Confidentiality of Patient Records and Information.  All Parties shall comply with any and all federal and state privacy laws and regulations that apply to the protection of individually identifiable health information.  Patient medical records and other privileged patient information shall not be disclosed or utilized by MIBSPC or LHH  or iVOW or their agents or employees except as required or permitted by applicable laws and regulations.  iVOW, MIBSPC and LHH will comply with all applicable requirements of the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”), regulations promulgated thereunder by the U.S. Department of Health and Human Services (the “HIPAA Regulations”) and other applicable laws relating to data security and privacy in performing its and his respective obligations under this Agreement.  iVOW acknowledges that it has entered into a Business Associate Agreement (the “Business Associate Agreement”) with LHH and MIBSPC substantially in the form attached hereto as Exhibit E.

10.5         Trademarks & Service Marks. LHH and MIBSPC acknowledge that iVOW is the sole and exclusive owner of certain trademarks, including iVOW. Inc., iVOW Obesity to Wellness Solutions, and such other marks as may be designated by iVOW for time to time (“the Marks”).  LHH  and MIBSPC are granted a non-exclusive, non-transferable, limited right during the term of this Agreement to use the Marks solely to identify iVOW or the Program.  LHH and MIBSPC will adhere to iVOW’s protocols for use of its Marks and will submit to iVOW for prior approval any written materials not developed by iVOW that use the Marks.  LHH and MIBSPC will not at any time do or suffer to be done any act or thing that would impair the rights of iVOW in and to the Marks.  The terms of this Section shall survive the termination of this Agreement.

10.6         Copyright & Proprietary Materials.  iVOW will make available to LHH and MIBSPC certain copyrighted and/or proprietary materials owned by iVOW, including but is not limited to, manuals, forms, commercial scripts, marketing plans, software and data.  iVOW grants to LHH and MIBSPC a non-exclusive, non-transferable, limited right for the term of this Agreement to use copyrighted and/or proprietary materials solely for use in connection with the Program.  LHH and

MIBSPC understand and acknowledge that such copyrighted and proprietary materials shall remain the exclusive property of iVOW.  The terms of this Section shall survive the termination of this Agreement.

10.7         Program Name.  The name of the of the Program will be The iVOW Center at  LHH or the LHH iVOW Center and Program.  The Program name may be used in publications, advertisements and periodicals.  LHH’s or MIBSPC’s use of the Program name will comply with protocols for font, logo, design, and layout as specified and approved by iVOW.

10.8         Equitable Relief and Indemnification.  Each of the Parties acknowledges and agrees that due to the unique nature of its Proprietary Information there can be no adequate remedy of law for any breach of its obligations hereunder, that any such breach may allow the breaching Party or third parties to unfairly compete with the non-breaching Party resulting in irreparable harm to the non-breaching Party that cannot be adequately compensated.  Therefore, upon any such breach or any threat thereof, the non-breaching Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the breaching Party from any loss or harm, including without limitation, attorney’s fees, in connection with any breach or enforcement of the breaching Party’s obligations hereunder or the unauthorized use or release of any such Proprietary Information.  Each Party will notify the other Party in writing immediately upon the occurrence of any unauthorized release or other breach of which it is aware.

SECTION 11:  GENERAL PROVISIONS

 11.1        Patient Records.  Any and all patient records and charts produced as a result of either party’s performance under this Agreement shall be and remain the property of  MIBSPC and/or LHH.

 11.2        Government Access to Books and Records.  For the purpose of implementing Section 1861(v)(1)(I) of the Social Security Act (42 U.S.C. § 1395x(v)(1)(I)), iVOW shall, until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, upon written request, make available to the Secretary of the U.S. Department of Health and Human Services (HHS) or to the Comptroller General of the United States, or to their duly authorized representatives, this Agreement and such books, documents and records that are necessary to certify the nature and extent of services and costs under this Agreement and, if iVOW carries out any of its duties under this Agreement through a subcontract with a related organization with a value of or cost of $10,000 or more over a twelve-month period, such subcontract shall require the related organization to provide the HHS Secretary or the Comptroller General or their duly authorized representatives, the subcontract, and such books, documents and records that are necessary to certify the nature and extent of such costs.

11.3           Patient Care.  Nothing in this Agreement shall dictate how MIBSPC or LHH or any physician or any clinician shall practice medicine, deliver patient care, or exercise clinical or medical judgment.  LHH, MIBSPC and the patient’s physicians shall have complete control over the diagnosis and treatment of all Program Patients.  iVOW does not practice medicine and accepts and desires no role explicit or implicit in the clinical practice of medicine per se performed by any of the Physicians, Clinicians, or other  the clinical practitioners.

11.4         Relationship of the Parties.  This Agreement does not constitute either Party hereto as the agent, legal representative, partner or joint venture of the other Party and neither Party hereto is granted any right or authority to assume or create any obligation for or on behalf of, or in the name of, or in any way to bind the other without the specific written consent of the other.

11.5         Dispute Resolution.  If any dispute, controversy or claim arises out of this Agreement, the parties shall first use their good faith efforts to resolve the dispute.  In the event of such a dispute, either party may notify the other that a dispute exists and, within ten (10) days, the parties shall meet and use best efforts to resolve the dispute.  If the parties are unable to resolve the dispute, the matter shall be submitted the American Health Lawyers Association (“AHLA”) Dispute Resolution Service utilizing three (3) arbitrator(s) who shall be chosen from a list of arbitrators maintained by the AHLA and are mutually acceptable to both parties.  In the event mutually acceptable arbitrators cannot be selected, the Parties will utilize the standard AHLA procedures for the selection of arbitrators.  Arbitration shall commence within thirty (30) days of notice and shall take place at a mutually convenient setting in the County of New York, New York, unless otherwise agreed by the parties.  The costs of arbitration, excluding each party’s attorney, experts and witness fees, shall be shared equally by each party to the arbitration.  Each party shall be responsible for paying the costs of its own attorneys, experts, and witnesses.  A decision of the arbitrators shall be final and binding upon the parties and may be reduced to judgment and filed and enforced in any court of appropriate jurisdiction.  The parties agree that the arbitrators shall not be authorized to award punitive changes.

11.6         Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties hereto.

11.6.1  This agreement is not assignable without prior written consent of the other Party, with the exception of an assignment by iVOW to an entity directly owned or controlled by, or which owns or controls, or which is under the common ownership or control of iVOW.  Additionally, there is an exception of an assignment by LHH or MIBSPC to an entity directly owned or controlled by, or which owns or controls, or which is under the common ownership or control of LHH or MIBSPC.  Notice shall be provided to the other Party with regard to such permitted assignments.

11.7           Notices.  All notices and other communications under this Agreement shall be given in writing and shall be deemed duly given when delivered, if delivered in person, upon receipt if receipted overnight mail,  or four (4) days after being deposited, with first class postage thereon prepaid, in the U.S. mail if mailed by certified mail, return receipt requested, addressed as follows:

If to iVOW:	iVOW, Inc.
2101 Faraday Avenue
Carlsbad, California 92008
	Attention:	Michael H. Owens, M.D., MPH, FACPE, CPE
President and CEO

If to LHH:	Lenox Hill Hospital
100 East 77th Street
New York, New York 10021
	Attention:	Mr. Philip P. Rosenthal
Vice President, Operations

If to MIBSPC	Manhattan Minimally Invasive & Bariatric Surgery, P.C.
100 East 77th Street
New York, New York 10021
	Attention:	Mitchell Roslin, M.D.
President MIBSPC
Chief Obesity Program at LHH

The Parties acknowledge and agree that proof of such mailing shall constitute proof of receipt.  The Parties shall be responsible for notifying each other promptly in writing of any change of address.

11.8         Entire Agreement.  This Agreement contains the entire agreement between the Parties hereto with regard to the subjects hereof and supersedes all prior agreements and understandings both written and oral.  Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either Party, or anyone acting on behalf of either Party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by all Parties or their respective successors in interest.

11.9         Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

11.10       Severability.  Nothing contained in this Agreement shall be construed to require the commission of an act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance or regulation, the latter shall prevail.  In such event, and in any case in which any provision of this Agreement is determined to be in violation of a statute, law, ordinance or regulation, the affected provision(s) shall be limited only to the extent necessary to bring it within the requirements of the law and, insofar as possible under the circumstances, to carry out the purposes of this Agreement.  The other provisions of this Agreement shall remain in full force and effect, and the invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of the other provisions of this Agreement, nor the availability of all remedies in law or equity to the Parties with respect to such other provisions.

11.11       Contract Modifications for Prospective Legal Events.  In the event (a) any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of all Parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or (b) a material change in circumstances occurs which requires a change in the relationship between LHH, MIBSPC and iVOW, then LHH, MIBSPC and iVOW shall negotiate with each other in good faith to amend this Agreement, to the maximum extent possible, to preserve the underlying economic and financial arrangements between LHH, MIBSPC and iVOW.  Until the earlier to occur of one year following such change of law or circumstances or the Parties’ reasonable determination that they are unable to restructure their relationship in a manner that complies with applicable law, no Party shall negotiate with any other person with respect to entering or creating any arrangements involving the subject matter hereof unless the Party first obtains the approval of the other Parties hereto.  If an amendment is not possible, any Party shall have the right to terminate this Agreement upon thirty (30) days’ written notice to the other Parties.

11.12       Force Majeure.  If any Party fails to perform any such obligations under this Agreement due to any cause beyond the reasonable control of such Party, including, but not limited to, an act of God, act or omission of civil or military authorities of the state in which LHH is located or the United States of America, fire, strike, flood, riot, delay of transportation, or the inability due to the aforementioned causes to obtain necessary labor, material or facilities, such Party will not be deemed liable under this Agreement for failing to fulfill such obligations.

11.13       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law principles).

11.14       Headings.  Headings or titles of the sections hereof are for convenience only and shall not be construed to modify or otherwise affect the terms hereof.

11.15       Interpretation. Each Party to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.

11.16       Jurisdiction and Venue.  The proper venue for any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in New York, New York.

11.17       Independent Contractor.  Neither LHH, MIBSPC or any of the physicians or Clinicians providing services at the Program are or shall be an employee, agent or servant of iVOW; instead LHH, MIBSPC and such physicians/Clinicians are independent contractors who are providing services on a fee for service basis to Program patients or employees of LHH or MIBSPC.  Furthermore, iVOW is not and shall not be an employee, agent, servant of LHH or MIBSPC or such physicians or clinicians; instead it is an independent contractor providing administrative services to LHH and MIBSPC on a fee for service basis.

11.18       Ethics.  iVOW agrees not to advertise, disclose, or otherwise discuss this Agreement and its business relationship with LHH, MIBSPC and/or their affiliates except as otherwise herein specified without prior written consent of LHH’s Chief Operating Officer or VP of Operations and/or the President of MIBSPC.  Any violation of this provision shall be considered a material breach of the Agreement, conferring on LHH and MIBSPC the right to cancel this Agreement immediately without further obligation to iVOW and to seek any other legal recourse available to them.

11.18.1   LHH and MIBSPC agree not to advertise, disclose, or otherwise discuss this Agreement and its business relationship with iVOW and/or its affiliates except as otherwise herein specified without prior written consent of iVOW’s President and/or Chief Executive Officer.  Any violation of this provision shall be considered a material breach of the Agreement, conferring on iVOW the right to cancel this Agreement immediately without further obligation to  LHH and/or MIBSPC  and to seek any other legal recourse available to it.

IN WITNESS WHEREOF, the parties have executed this Bariatric Administrative Services Agreement as of the first date referenced above.

For CLIENTS:		For CONTRACTOR:

By:	/s/ Mitchell Roslin	By:	/s/ Michael H. Owens
Mitchell Roslin, MD		Michael. H. Owens, MD, MPH, FACPE, CPE
Title: President MIBSPC		Title: President and CEO IVOW, Inc.
Chief Obesity Program
at Lenox Hill Hospital

EXHIBIT A:

LHH—EMPLOYED PERSONNEL AND DESIGNATED MEDICAL DIRECTOR APPOINTEE

LHH and MIBSPC will ensure the employ of the following staff consistent with Section 4, and its respective subsection 4.4.  Consistent with subsection 4.4.1, LHH and MIBSPC shall also appoint a Medical Director, who may not be an employee, but for whom LHH and/or MIBSPC will bear all expenses to retain.  The FTEs described at start up and the incremental increases thereafter are consistent with the “Blueprint” submitted to  LHH and MIBSPC.  Not incorporated herein is the inclusion of acute care nursing hours attributed to incremental increases in caseload.

Advanced Practice Clinician -    ***    at Program start

Receptionist —    ***    at Program start, then increases based on an incremental caseload

Customer Service Representative -    ***    at start-up, then increases based on incremental caseload

Registered Dietician -    ***    at Program start, then increases based on an incremental caseload

Patient Educator -    ***    at Program start

Medical Director - A Medical Director shall be so named, consistent with Section 4 the Bariatric Administrative Services Agreement.

**Registered Nurse -    ***    at Program start

**Placement of a Registered Nurse employed by LHH or MIBSPC should be negotiated based on Program features.  If, for example, clinical services are rendered at the MIBSPC Program site, then MIBSPC would likely employ an appropriate clinician to render such services.

***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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EXHIBIT B:

LHH BLUEPRINT delivered to Clients on March 28,2005 by Fed Ex

[Diagram]

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EXHIBIT C:

COMMUNITY RELATIONS AND EDUCATIONAL PLAN ACTIVITIES:

MIBSPC and LHH and iVOW shall agree on a number of marketing initiatives as outlined under Subsection 6.1 of Section 6 of the Bariatric Administrative Services Agreement. Provided below are a listing of endeavors for discussion:

The community relations and education plan shall include some or all of the following activities:

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***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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EXHIBIT D:

TRAINING MATERIALS

MIBSPC, LHH and iVOW will agree on a number of training initiatives as outlined under Subsection 6.9 of Section 6.0 of the Bariatric Administrative Services Agreement, with further and specific mutual agreement by iVOW and MIBSPC and LHH.  Provided below are a listing of training materials which iVOW shall provide MIBSPC and LHH’s staff for their training:

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***Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

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EXHIBIT E:

LHH BUSINESS ASSOCIATE AGREEMENT

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